                                                    [GSI GLOBECOMM LOGO OMITTED]




FOR IMMEDIATE RELEASE



                        GLOBECOMM SYSTEMS INC. ANNOUNCES
                FISCAL 2003 THIRD QUARTER AND NINE MONTH RESULTS


HAUPPAUGE, NEW YORK, USA - MAY 13, 2003 - Globecomm Systems Inc. (Nasdaq: GCOM), a global provider of end-to-end satellite-based communications solutions, today announced financial results for fiscal 2003 third quarter and nine months ended March 31, 2003.


FISCAL 2003 THIRD QUARTER RESULTS
---------------------------------

Revenues for the fiscal third quarter ended March 31, 2003 decreased 38.4% to $12.5 million, compared to $20.3 million in the same quarter last year. In the third quarter of fiscal 2002, the Company experienced significant milestone revenues from major contracts compared to the third quarter of fiscal 2003. This, coupled with the previously announced termination of services from a major customer in the Middle East and the continued delay in the funding of certain material capital expenditure projects resulting from the ongoing economic downturn, impacted third quarter revenues.

The Company's net loss increased 9.4% to $4.1 million, or $0.33 per diluted share in the third quarter of fiscal 2003, which includes a charge of $0.3 million in connection with the company's cost reduction program, compared to a net loss of $3.7 million, or $0.29 per diluted share, in the comparable quarter last year. The decrease in revenues, cost overruns on a major project and the continued pressure on operating margins impacted the net loss.


FISCAL 2003 NINE MONTHS RESULTS
-------------------------------

Revenues for the nine months ended March 31, 2003 decreased 40.5% to $40.0 million, compared to $67.2 million reported in the corresponding period last year. The global economic slowdown in the telecommunications industry, pricing pressures in the marketplace, the penetration of fiber into areas where we have traditionally provided services, coupled with the previously announced termination of services from a major customer in the Middle East, impacted revenues for the period.

Net loss for the nine months ended March 31, 2003 increased 46.0% to $14.1 million, or $1.12 per diluted share, compared to a net loss of $9.6 million, or $0.76 per diluted share, in the same period last year. The net loss continues to be impacted by the decrease in revenues and pressure on operating margins due to the competitive marketplace for telecommunications capital equipment and services. The net loss was further impacted by the one-time cost associated with the previously announced agreement with one of the Company's vendors to reduce the Company's future satellite bandwidth obligations, cost overruns on a major project, increased insurance premiums and severance payments.



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MANAGEMENT'S REVIEW OF RESULTS
------------------------------

Commenting on the third quarter and nine month results, David Hershberg, Chairman and Chief Executive Officer of Globecomm said, "While we are disappointed by our third quarter and nine month results, we continue to be encouraged by the recent bookings and proposal activity while making further strides in aligning our cost structure with our reduced revenue levels. We should begin to see the benefits of certain cost cutting initiatives during the fourth quarter of fiscal 2003 and see the full impact beginning with our first quarter of fiscal 2004. Our cost cutting measures coupled with the recent bookings and proposal activity should result in a significant improvement in both top and bottom-line performance in the next fiscal year beginning July 1, 2003. However, we remain cautiously optimistic as certain contracts still require final funding arrangements and we have yet to see price stabilization in the marketplace for telecommunications equipment and services."

Globecomm Systems Inc. is an end-to-end satellite-based communications solutions provider. The Company's core business provides end-to-end value-added satellite-based communications solutions. This business supplies ground segment systems and networks for satellite-based communications, including hardware and software to support a wide range of satellite systems. Its wholly-owned subsidiary, NetSat Express, Inc., provides end-to-end satellite-based Internet solutions, including network connectivity, broadband connectivity to end users, Internet connectivity, intranet extension, media distribution and other network services on a global basis. Both Globecomm Systems' and NetSat Express' customers include communication service providers, multinational corporations, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in Hong Kong, the United Kingdom and United Arab Emirates.

For more information contact:

David Hershberg: Chairman and Chief Executive Officer 631-231-9800, Globecomm Systems Inc.
Matthew Byron: Investor Relations 631-457-1301, Globecomm Systems Inc.

Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL:  631-231-9800, FAX:  631-231-1557;
Email: info@globecommsystems.com; Web: www.globecommsystems.com.
                                       ------------------------



This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems, Inc., including but not limited to, the information contained within the section entitled "Management's Review of Results". These statements reflect the current beliefs and expectations of the Company. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, whether the Company will begin to see the benefits of certain cost cutting initiatives during the fourth quarter of fiscal 2003 or see the full impact of those initiatives beginning with the Company's first quarter of fiscal 2004, or whether the cost cutting measures coupled with the recent bookings and proposal activity will result in a significant improvement in top and bottom-line performance in the next fiscal year beginning July 1, 2003. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                            -Financial tables follow-




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                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                      THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                 MARCH 31,          MARCH 31,              MARCH 31,           MARCH 31,
                                                    2003              2002                    2003               2002
                                              ----------------- ------------------     ------------------- ------------------
Revenues from ground segment systems,
      networks and enterprise solutions       $     9,231        $     15,120           $       29,249     $        50,093
Revenues from data communications services          3,261               5,172                   10,733              17,066
                                              ------------------------------------     --------------------------------------
Total revenues                                     12,492              20,292                   39,982              67,159
                                              ------------------------------------     --------------------------------------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions           8,967              13,166                   27,446              44,640
      Costs from data communications
        services                                    3,697               6,698                   14,470              20,219
      Selling and marketing                         1,513               1,581                    4,760               4,802
      Research and development                        131                 366                      553                 786
      General and administrative                    2,277               2,179                    6,651               6,502
                                              ------------------------------------     --------------------------------------
Total costs and operating expenses                 16,585              23,990                   53,880              76,949
                                              ----------------- ------------------     ------------------- ------------------
Loss from operations                               (4,093)             (3,698)                 (13,898)             (9,790)
Other income (expense):
      Interest income                                  73                 190                      359                 867
      Interest expense                                (76)               (237)                    (539)               (721)
                                              ------------------------------------     --------------------------------------
Net loss                                      $    (4,096)       $     (3,745)          $      (14,078)    $        (9,644)
                                              ====================================     =====================================


Basic and diluted net loss per common share   $     (0.33)       $      (0.29)          $        (1.12)    $         (0.76)
                                              ====================================     =====================================
Weighted-average shares used in the
      calculation of basic and diluted net
      loss per common share                        12,557              12,753                   12,569              12,730
                                              ====================================     =====================================




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                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                      MARCH 31,             JUNE 30,
                                                                                         2003                 2002
                                                                                 --------------------- -------------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                                                  $       23,902        $       38,708
      Restricted cash                                                                       588                   588
      Accounts receivable, net                                                           10,562                14,999
      Inventories                                                                        11,658                 8,594
      Prepaid expenses and other current assets                                             848                 1,239
      Deferred income taxes                                                                 138                   138
                                                                                 -----------------------------------------
Total current assets                                                                     47,696                64,266
Fixed assets, net                                                                        17,227                28,484
Goodwill                                                                                  7,204                 7,204
Other assets                                                                              1,446                   343
                                                                                 -----------------------------------------
Total assets                                                                     $       73,573        $      100,297
                                                                                 =========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                              $       19,359        $       20,564
Capital lease obligation, less current portion                                                -                 9,633
Deferred liabilities, less current portion                                                1,383                 3,060
Total stockholders' equity                                                               52,831                67,040
                                                                                 -----------------------------------------
Total liabilities and stockholders' equity                                       $       73,573        $      100,297
                                                                                 =========================================
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